UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 27, 2014
________________

Meta Financial Group, Inc.
(Exact name of registrant as specified in its charter)
_______________

Delaware	0-22140	42-1406262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5501 South Broadband Lane, Sioux Falls, SD  57108
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (605) 782-1767

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2014, the Board of Directors (the “Board”) of Meta Financial Group, Inc. (the “Company”) appointed Elizabeth G. Hoople to the Company’s Board for a term expiring at the 2016 Annual Meeting of stockholders, or until her respective successor is elected or qualified or until her earlier resignation or removal.  Ms. Hoople was also named to the Board’s Audit, Compensation and Nominating Committees.

Ms. Hoople will receive a prorated retainer of $3,000 as a non-employee director of the Company and $2,500 as a non-employee director of MetaBank for her service through the date of the Company’s 2015 annual meeting.  Thereafter, she will receive an annual retainer of $12,000 as a non-employee director of the Company and $9,000 as a non-employee director of MetaBank. Ms. Hoople will also receive from MetaBank a meeting fee of $1,000 for each board meeting attended and $350 for each committee meeting attended. All non-employee directors are also reimbursed for their reasonable out-of-pocket expenses incurred in attending board and committee meetings. In addition, on the date of her appointment to the Board, Ms. Hoople received a grant of 150 shares of the Company’s fully vested restricted common stock, representing a one-third prorated award of the 450 shares granted to non-employee directors for their service on the Board for the 12 months ended January 31, 2015.

There are no arrangements or understandings among Ms. Hoople and any other persons pursuant to which Ms. Hoople was appointed to the Board and Ms. Hoople does not have any relationships or related party transactions with the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On October 27, 2014, Ms. Jeanne Partlow notified the Company’s Board that she intends to retire from the Board and would not stand for re-election as a director at the at the end of her current term which expires as of the date of the Company’s 2015 Annual Meeting of Stockholders. Ms. Partlow’s decision not to stand for re-election was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

For additional information regarding Ms. Hoople’s appointment to the Company’s Board and Ms. Partlow’s decision not to stand for re-election to the Board, please see the Company’s press release, dated October 27, 2014, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated October 27, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

META FINANCIAL GROUP, INC.

By:	/s/ Glen W. Herrick
Glen W. Herrick
Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Dated:  October 27, 2014

EXHIBIT LIST

Exhibit No.	Description
99.1	Press Release dated October 27, 2014